                                                                     Exhibit 4.1

                               WARRANT AGREEMENT



     AGREEMENT dated as of October 31, 1997 between PHP Healthcare Corporation, a Delaware corporation (the "Company"), and First Trust of New York, National Association, Warrant Agent (the "Warrant Agent").

     The Company proposes to issue and deliver its warrant certificates (the "Warrant Certificates") evidencing warrants (the "Warrants") to acquire, under certain circumstances, up to an aggregate of 1,429,000 Warrant Shares, subject to adjustment. Each such Warrant will entitle the registered holder thereof to acquire one Warrant Share, subject to adjustment.

     In consideration of the foregoing and for the purpose of defining the terms and provisions of the Warrants and the respective rights and obligations thereunder of the Company and the record holders of the Warrants, the Company and the Warrant Agent each hereby agrees as follows:

1.   DEFINITIONS.

     As used in this Agreement, the following terms shall have the following meanings:

     Affiliate:  of any Person, any Person directly or indirectly controlling or
     ---------
controlled by or under direct or indirect common control with such Person. For purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     Common Stock:  the authorized Common Stock, par value $0.01 per share, of
     ------------
the Company and any other capital stock of the Company into which such common stock may be converted or reclassified or that may be issued in respect of, in exchange for, or in substitution of, such common stock by reason of any stock splits, stock dividends, distributions, mergers, consolidations or other like events.

     Company:  the meaning set forth in the preamble to this Agreement and its
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successors and assigns.

     Current Market Value:  the meaning set forth in Section 7.1(f).
     --------------------

     Exchange Act:  the Securities Exchange Act of 1934, as amended.
     ------------

     Expiration Date: October 31, 2007.
     ---------------

     Holders:  from time to time, the holders of the Warrants and, unless
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otherwise provided or indicated herein, the holders of the Registrable Warrant
Shares.

     Independent Financial Expert:  a nationally recognized investment banking
     ----------------------------
firm that does not (and whose directors, officers, employees and Affiliates do not) have a direct or indirect financial interest in the Company or any of its Affiliates, that has not been and at the time it is called upon to give independent financial advice to the Company, is not (and none of whose directors, officers, employees or Affiliates is) a promoter, director or officer of the Company or any of its Affiliates or an underwriter or placement agent with respect to any of the securities of the Company or any of its Affiliates, and that does not provide any advice or opinions to the Company or any of its Affiliates except as an Independent Financial Expert.

     Merger Transaction:  any merger, consolidation or other business
     ------------------
combination by the Company with one or more Persons (other than a wholly owned subsidiary of the Company) in which the Company or such other Person is the survivor, or a sale of all or substantially all of the assets of the Company to one or more such other Persons, and with respect to which cash or non-cash consideration is distributed to holders of Common Stock in exchange for all or substantially all of their equity interest in the Company.

     Person:  any individual, corporation, partnership, joint venture,
     ------
association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     Piggyback Registration Rights:  the meaning set forth in Section 5.2.
     -----------------------------

     Prospectus:  the prospectus included in any Registration Statement, as
     ----------
amended or supplemented by any prospectus supplement with respect to the terms of the offering of any of the Registrable Warrant Shares covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus.

     Registrable Warrant Shares:  all Warrant Shares; provided, however, that
     --------------------------                       --------  -------
particular Warrant Shares shall cease to be Registrable Warrant Shares when (i) a registration statement covering the sale of such shares shall have been declared effective under the Securities Act and such shares shall have been disposed of in accordance with such registration statement; (ii) such shares have been distributed to the public pursuant to Rule 144 (or any successor provision) under the Securities Act or (iii) such shares shall have otherwise been transferred and new shares not subject to transfer restrictions under the Securities Act and not bearing any legend restricting further transfer shall have been delivered by the Company, and no other applicable and legally binding restriction on transfer shall exist.

     As used in Section 5, the number of shares of "Registrable Warrant Shares deemed outstanding" on a particular date shall be equal to the sum of (i) the number of Registrable Warrant Shares issuable upon exercise of Warrants outstanding on such date, plus (ii) the number of Registrable Warrant Shares outstanding on such date.

     Registration Demand:  the meaning set forth in Section 5.1.
     -------------------

     Registration Rights:  the rights of Holders set forth in Sections 5.1, 5.2
     -------------------
and 5.3 to have Registrable Warrant Shares registered under the Securities Act for sale under one or more effective Registration Statements.

     Registration Statement:  any registration statement filed by the Company
     ----------------------
under the Securities Act that covers any of the Registrable Warrant Shares, including the Prospectus, any amendments and supplements to such Registration Statement, including post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement.

     SEC:  the Securities and Exchange Commission.
     ---

     Securities Act:  the Securities Act of 1933, as amended.
     --------------

     Warrant Agent:  the meaning set forth in the preamble to this Agreement or
     -------------
the successor or successors of such Warrant Agent appointed in accordance with the terms hereof.

     Warrant Certificates:  the meaning set forth in the preamble to this
     --------------------
Agreement.

     Warrant Shares:  the Shares of Common Stock deliverable upon exercise of
     --------------
any Warrant, as adjusted from time to time.

     Warrants:  the meaning set forth in the preamble to this Agreement.
     --------

     Certain terms, used principally in Sections 4, 5 and 6, are defined in those Sections.


2.   ORIGINAL ISSUE OF WARRANTS.

     2.1.  Form of Warrant Certificates.  The Warrant Certificates shall be in
           ----------------------------
registered form only and substantially in the form attached hereto as Exhibit A, shall be dated the date on which countersigned by the Warrant Agent and may have such legends and endorsements typed, stamped, printed, lithographed or engraved thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law or with any rule or regulation pursuant thereto or with any rule or regulation of any securities exchange on which the Warrants may be listed, or to conform to usage.

     Pending the preparation of definitive Warrant Certificates, temporary Warrant Certificates may be issued, which may be printed, lithographed, typewritten, mimeographed or otherwise produced, and which will be substantially of the tenor of the definitive Warrant Certificates in lieu of which they are issued.

     If temporary Warrant Certificates are issued, the Company will cause definitive Warrant Certificates to be prepared without unreasonable delay. After the preparation of definitive Warrant Certificates, the temporary Warrant Certificates shall be exchangeable for definitive Warrant Certificates upon surrender of the temporary Warrant Certificates to the Warrant Agent, without charge to the Holder. Until so exchanged the temporary Warrant Certificates shall in all respects be entitled to the same benefits under this Agreement as definitive Warrant Certificates.

     2.2.  Execution and Delivery of Warrant Certificates.  Warrant Certificates
           ----------------------------------------------
evidencing Warrants to purchase initially an aggregate of up to 1,429,000 Warrant Shares may be executed, on or after the date of this Agreement, by the Company and delivered to the Warrant Agent for countersignature, and the Warrant Agent shall thereupon countersign and deliver such Warrant Certificates upon the order and at the direction of the Company to the purchasers thereof on the date of issuance. The Warrant Agent is hereby authorized to countersign and deliver Warrant Certificates as required by this Section 2.2 or by Section 3.4, 8 or
12.4. The Warrant Certificates shall be executed on behalf of the Company by its Chairman of the Board, Chief Executive Officer, President or Vice President, either manually or by facsimile signature printed thereon. The Warrant Certificates shall be manually countersigned by the Warrant Agent and shall not be valid for any purpose unless so countersigned. In case any officer of the Company whose signature shall have been placed upon any of the Warrant Certificates shall cease to be such officer of the Company before countersignature by the Warrant Agent and issue and delivery thereof, such Warrant Certificates may, nevertheless, be countersigned by the Warrant Agent and issued and delivered with the same force and effect as though such person had not ceased to be such officer of the Company.

3.   EXERCISE PRICE AND EXERCISE OF WARRANTS GENERALLY.

     3.1.  Exercise Price.  Each Warrant Certificate shall, when countersigned
           --------------
by the Warrant Agent, entitle the Holder thereof, subject to the provisions of this Agreement, to purchase one Warrant Share for each Warrant represented thereby at an exercise price of zero ($0.00) per share.

     3.2.  Exercise of Warrants.  Subject to the terms and conditions set forth
           --------------------
herein, the Warrants shall be exercisable on or prior to the Expiration Date at any time or from time to time on or after October 31, 1997.

     3.3.  Expiration of Warrants.  The Warrants shall terminate and become void
           ----------------------
as of the close of business on the Expiration Date.

     The Company shall give notice not less than 90, and not more than 120, days prior to the Expiration Date to the Holders of all then outstanding Warrants to the effect that the Warrants will terminate and become void as of the close of business on the Expiration Date.

     3.4.  Method of Exercise.  In order to exercise a Warrant, the Holder
           ------------------
thereof must surrender the Warrant Certificate evidencing such Warrant to the Warrant Agent, with one of the forms on the reverse of or attached to the Warrant Certificate duly executed.

     If fewer than all the Warrants represented by a Warrant Certificate are surrendered, such Warrant Certificate shall be surrendered and a new Warrant Certificate of the same tenor and for the number of Warrants that were not surrendered shall be executed by the Company. The Warrant Agent shall countersign the new Warrant Certificate, register it in such name or names as may be directed in writing by the Holder and deliver the new Warrant Certificate to the Person or Persons entitled to receive the same.

     Upon surrender of a Warrant Certificate in conformity with the foregoing provisions, the Warrant Agent shall thereupon promptly notify the Company, and the Company shall transfer to the Holder of such Warrant Certificate appropriate evidence of ownership of any Warrant Shares or other securities or property (including any money) to which the Holder is entitled, registered or otherwise placed in, or payable to the order of, such name or names as may be directed in writing by the Holder, and shall deliver such evidence of ownership and any other securities or property (including any money) to the Person or Persons entitled to receive the same, together with an amount in cash in lieu of any fraction of a share as provided in Section 7.4.

     3.5.  Compliance with the Securities Act.  (a)  No Warrant may be sold,
           ----------------------------------
transferred or otherwise disposed of (any such sale, transfer or other disposition, a "sale"), except in compliance with this Section 3.5.

     (b) A Holder may sell its Warrants or any Registrable Warrant Shares to a transferee that is an "accredited investor" or a "qualified institutional buyer", as defined in Regulation D and Rule 144A under the Securities Act, respectively, provided that each of the following conditions is satisfied:

             (i) such transferee establishes to the reasonable satisfaction of the Company that it is an "accredited investor" or a "qualified institutional buyer"; and

             (ii) such transferee represents that it is acquiring the Warrant Shares (in the case of an exercise) or the Warrants or Registrable Warrant Shares (in the case of a sale) for its own account and that it is not acquiring such Warrant Shares or the Warrants or Registrable Warrant Shares with a view to, or for offer or sale in connection with, any distribution thereof (within the meaning of the Securities Act) that would be in violation of the securities laws of the United States or any state thereof, but subject, nevertheless, to the disposition of its property being at all times within its control; and

             (iii) such transferee agrees to be bound by the provisions of this
Section 3.5 with respect to any exercise of the Warrants and any sale of the Warrants or Registrable Warrant Shares.

     (c) In the event of a proposed sale that does not qualify under Section 3.5(b), a Holder may sell its Warrants or Registrable Warrant Shares only if:

           (i) such Holder gives written notice to the Company of its intention to effect such sale, which notice (A) shall describe the manner and circumstances of the proposed transaction in reasonable detail and (B) shall designate the counsel for such Holder, which counsel shall be satisfactory to the Company;

           (ii) counsel for the Holder shall render an opinion, in form and substance satisfactory to the Company, to the effect that such proposed sale may be effected without registration under the Securities Act or under applicable Blue Sky laws; and

           (iii) such Holder or transferee complies with Sections 3.5(b)(ii) and 3.5(b)(iii).

     (d) All stock certificates issued pursuant to the exercise of the Warrants shall bear the following legend:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS. SUCH SHARES MAY BE OFFERED, SOLD OR TRANSFERRED ONLY IN COMPLIANCE WITH THE REQUIREMENTS OF SUCH ACT AND OF ANY APPLICABLE STATE SECURITIES LAWS AND SUBJECT TO THE PROVISIONS OF THE WARRANT CERTIFICATE REPRESENTING THE WARRANTS OF REFERRED TO IN THE WARRANT AGREEMENT DATED OCTOBER 31, 1997. A COPY OF SUCH WARRANT CERTIFICATE IS AVAILABLE AT THE OFFICES OF THE COMPANY.

     (e) Each certificate representing the Warrants shall bear the following legend:

THESE WARRANTS AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS. THESE WARRANTS AND SUCH SECURITIES MAY BE OFFERED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF ONLY IN COMPLIANCE WITH THE REQUIREMENTS OF SUCH ACT AND OF ANY APPLICABLE STATE SECURITIES LAWS AND SUBJECT TO THE PROVISIONS OF THIS WARRANT CERTIFICATE.

     (f) The provisions of Section 3.5(a) shall not apply to any sale of a Warrant or Registrable Warrant Shares in a transaction that is registered under the Securities Act.


4.   RIGHTS OF HOLDERS UPON OCCURRENCE OF CERTAIN EVENTS.

     4.1.  Dividend Declarations.  After the Company declares a dividend on the
           ----------------------
Common Stock (other than in shares of capital stock of the Company), it shall give the Holders the notice required to be given under Section 11.2. Except as expressly provided in Section 7.1, if the Company declares a dividend or makes any other distribution to all holders of its Common Stock

(other than in shares of capital stock of the Company), the Holders will be required to exercise their Warrants in order to receive any such distribution. If a Holder fails to exercise his Warrant, no adjustment will be made to the number of Warrant Shares issuable upon the exercise of such Holder's Warrants.

     4.2.  Merger Transaction.  (a)  If the Company proposes, prior to the
           ------------------
Expiration Date, to enter into a transaction that would constitute a Merger Transaction if consummated, the Company shall give written notice thereof to the Holders of Warrants, promptly after an agreement or agreement in principle is reached with respect to the Merger Transaction but in no event less than 30 days prior to the closing thereof. Such notice shall describe the transaction in reasonable detail and specify whether the consideration to be received by the Holders consists of cash or items other than cash. The Company shall also furnish to each Holder of Warrants all notices and materials furnished to its stockholders in connection with such transaction.

     (b) The Company agrees that it will not enter into an agreement providing for a Merger Transaction in which only cash is paid to the holders of Common Stock, unless the party to such transaction that is the surviving entity (the "Survivor") shall be obligated to purchase each outstanding Warrant for a cash purchase price equal to cash amount the Holder of such Warrant would have received if such Holder had exercised such Warrant immediately prior to such Merger Transaction (or, if applicable, the record date therefor) and the Survivor had purchased the number of Registrable Warrant Shares then issuable upon such exercise in such Merger Transaction.

     (c) The Company agrees that it will not enter into an agreement providing for a Merger Transaction in which all or a portion of the consideration paid to the holders of Common Stock is not cash, unless the Survivor shall be obligated to distribute or pay to each Holder of Warrants the number of shares of stock or other securities or other property (including any money) of the Survivor that would have been distributable or payable on account of the Registrable Warrant Shares if such Holder's Warrants had been exercised immediately prior to such Merger Transaction (or, if applicable, the record date therefor).

     (d) The Warrants shall terminate and become void as of the closing date of any Merger Transaction.

     (e) In the event of a Merger Transaction in which all or a portion of the consideration to be received by Holders of Warrants consists of securities, the Survivor shall obtain the written opinion of independent counsel as to whether such securities may be resold by such Holders immediately after the closing of the Merger Transaction without registration of such securities under
Section 5 of the Securities Act. In the event such counsel shall be of the opinion that such registration is required, the Company agrees that it will not enter into an agreement providing for such Merger Transaction, unless the Survivor shall have provided such Holders the same Registration Rights with respect to such securities that they would have been entitled to had the Merger Transaction not occurred.

5.   REGISTRATION RIGHTS AND PROCEDURES.

     5.1.  Demand Registration.  (a)  At any time and from time to time after
           -------------------
October 31, 1997, the Holders of at least 10% of the Registrable Warrant Shares then deemed outstanding shall have the right to request in writing that the Company effect a registration of such Holders' Registrable Warrant Shares pursuant to the provisions of this Section 4.1 (each such request, a "Registration Demand"). Subject to Section 5.2, the Holders may make two Registration Demands. Each Registration Demand shall specify the number of Registrable Warrant Shares that each such Holder proposes to sell in the offering.

     (b) Upon receipt of a Registration Demand, the Company shall give written notice thereof to all the other Holders of Warrants or Registrable Warrant Shares at least 30 days prior to the initial filing of a Registration Statement relating to such Registration Demand. Each of the other Holders shall have the right, within 20 days after the delivery of such notice, to request that the Company include all or a portion of such Holder's Registrable Warrant Shares in such Registration Statement.

     (c) Upon receipt of a Registration Demand, the Company shall have the right, but not the obligation, to purchase, in currently available funds and at the Current Market Price, all, but not less than all, of the Registrable Warrant Shares of such requesting Holders that such Holders have requested to be included in a Registration Statement pursuant to Sections 5.1(a) and 5.1(b). Such purchase shall be consummated within 90 days after the Company receives a Registration Demand.

     (d) In the event that the Company does not exercise its right to purchase all of the Registrable Warrant Shares pursuant to clause (c) above, then as promptly as practicable and in no event later than 90 days after the Company receives a Registration Demand, the Company shall file with the SEC a Registration Statement, on any form that shall be available and appropriate for the sale of the Registrable Warrant Shares in accordance with the intended method of distribution thereof. The Company shall include in such Registration Statement all of the Registrable Warrant Shares of such requesting Holders that such Holders have requested to be included therein pursuant to Sections 5.1(a) and 5.1(b); provided, however, that, if the requested registration involves an
            --------  -------
underwritten offering, the Registrable Warrant Shares to be registered may be reduced if the underwriter for the public offering or the underwriter managing the public offering (in either case, the "managing underwriter") managing underwriter delivers a notice (a "Cutback Notice") pursuant to Section 5.1(h) or 5.1(i).

     (e) The Company shall use its best efforts to cause each such Registration Statement to be declared effective and to keep such Registration Statement continuously effective and usable for resale of such Registrable Warrant Shares, for a period of 90 days from the date on which the SEC declares such Registration Statement effective or such shorter period as is necessary to complete the distribution of the securities registered thereunder.

     (f) The Holders of a majority of the Registrable Warrant Shares to be included in any registration requested pursuant to a Registration Demand shall determine the method of distribution of such shares.

     (g) If a Registration Demand involves an underwritten offering, the Company shall have the right to select the managing underwriter for such offering; provided that such managing underwriter shall be reasonably
          --------
satisfactory to the Holders of at least a majority of the Registrable Warrant Shares to be included in such underwritten offering.

     (h) If the proposed offering only includes Registrable Warrant Shares to be offered for the account of requesting Holders pursuant to a Registration Demand, the provisions of this Section 5.1(h) shall be applicable if the managing underwriter delivers a Cutback Notice stating that, in its opinion, the number of Registrable Warrant Shares that the Holders have requested to be sold exceeds the maximum number of shares specified by the managing underwriter in such Cutback Notice that may be distributed without adversely affecting the price, timing or distribution of the Registrable Warrant Shares being distributed. If the managing underwriter delivers such Cutback Notice, the number of Registrable Warrant Shares entitled to be included in such Registration Statement shall be allocated among requesting Holders in proportion to the respective number of Registrable Warrant Shares that each Holder owns or has the right to acquire.

     (i) In the event that the proposed offering is an underwritten offering and includes shares of Common Stock to be offered for the account of selling stockholders, whether or not such selling stockholders have the right to include shares in such offering (the "Other Demand Shares"), plus securities to be offered for the account of the Company (the "Company Demand Shares"), the provisions of this Section 5.1(i) shall be applicable if the managing underwriter delivers a Cutback Notice stating that, in its opinion, the aggregate number of Registrable Warrant Shares, plus the Other Demand Shares and the Company Demand Shares proposed to be sold therein, exceeds the maximum number of shares (the "Includible Demand Shares") specified by the managing underwriter in such Cutback Notice that may be distributed without adversely affecting the price, timing or distribution of the Common Stock being distributed. If the managing underwriter delivers such Cutback Notice, the requesting Holders shall first be entitled to include in such offering all of the Registrable Warrant Shares such requesting Holders desire to sell therein, allocated among the requesting Holders in proportion to the respective numbers of Registrable Warrant Shares that each Holder owns or has the right to acquire, and the Company and the selling stockholders shall then be entitled to participate in such offering in the proportions that they shall have agreed to.

     (j) The underwriting agreement relating to any Registration Demand shall provide that each requesting Holder shall have the right to sell either its Warrants or its Registrable Warrant Shares to the underwriters.

     (k) No Registration Demand may be made until the expiration of six months following the completion of the distribution of the securities registered under any Registration Statement that has been filed and has become effective pursuant to a prior Registration Demand.

     (l) The Company shall not be obligated to file a Registration Statement relating to any Registration Demand unless the requests by the Holders for such registration cover an aggregate of 10% or more of the Registrable Warrant Shares then deemed outstanding.

     (m) If the Board of Directors of the Company, in its good faith judgment, determines that any registration of Registrable Warrant Shares pursuant to this Section 5.1 should not be made or continued because it would materially interfere with any material financing, acquisition, corporate reorganization or merger or other material transaction involving the Company or any of its subsidiaries (a "Valid Business Reason"), (x) the Company may postpone filing a registration statement relating to a Registration Demand until such Valid Business Reason no longer exists, but in no event for more than three months, and (y) in case a registration statement has been filed relating to a Registration Demand, and subject to the terms of any agreement with underwriters or agents, if any, the Company may cause such registration statement to be withdrawn and its effectiveness terminated or may postpone amending or supplementing such registration statement until such Valid Business Reason no longer exists, but in no event for more than three months (such period of postponement or withdrawal under sub clause (x) or (y) of this clause (m), the "Postponement Period"); and the Company shall give written notice of its determination to postpone or withdraw a registration statement and of the fact that the Valid Business Reason for such postponement or withdrawal no longer exists, in each case, promptly after the occurrence thereof; provided, however, the Company shall not be permitted to postpone or withdraw a registration statement within 12 months after the expiration of any Postponement Period.

     If the Company shall give any notice of postponement or withdrawal of any registration statement, the Company shall not, during the period of postponement or withdrawal, register any Common Stock, other than pursuant to a registration statement on Form S-4 or S-8 (or an equivalent registration from then in effect). The Holders agree that, upon receipt of any notice from the Company that the Company has determined to withdraw any registration statement pursuant to this clause (m), the Holders of Registrable Warrant Shares will discontinue any disposition of Registrable Warrant Shares pursuant to such registration statement. If the Company shall have withdrawn or prematurely terminated a registration statement filed under this Section 5.1 (whether pursuant to this clause (m) or as a result of any stop order, injunction or other order or requirement of the SEC or any other governmental agency or court), the Company shall not be considered to have effected an effective registration for the purposed of this Agreement until the Company shall have filed a new registration statement covering Registrable Warrant Shares covered by the withdrawn registration statement and such registration statement shall have been declared effective and shall not have been withdrawn. If the Company shall give any notice of withdrawal or postponement of a registration statement, the Company shall, at such time as the Valid Business Reason that caused such withdrawal or postponement no longer exists (but in no event later than three months after the date of the postponement or withdrawal), use its best efforts to effect the registration under the Securities Act of Registrable Warrant Shares covered by the withdrawn or postponed registration statement in accordance with this
Section 5.1 (unless the Holder shall have withdrawn such request, in which case the Company shall not be considered to have effected an effective registration for the purposes of this Agreement), and such registration shall not be withdrawn or postponed pursuant to this clause (m).

     5.2.  Piggyback Registration Rights.  (a)  If the Company proposes to file
           -----------------------------
a Registration Statement with the SEC respecting an offering, whether primary or secondary, of any equity securities of the Company, the Company shall give written notice to all the Holders of Warrants or Registrable Warrant Shares at least 30 days prior to the initial filing of the Registration Statement relating to such offering. Each such Holder shall have the right, within 20 days after delivery of such notice, to request in writing that the Company include all or a portion of such Holder's Registrable Warrant Shares in such Registration Statement ("Piggyback Registration Rights"). The Company shall include in the public offering all of the Registrable Warrant Shares that a Holder has requested be included, unless the managing underwriter delivers a Cutback Notice pursuant to Section 5.2(b) or 5.2(c). The managing underwriter may deliver one or more Cutback Notices at any time prior to the execution of the underwriting agreement for the public offering.

     (b) If the proposed public offering includes securities to be offered for the account of the Company ("Company Shares"), the provisions of this
Section 5.2(b) shall be applicable if the managing underwriter delivers a Cutback Notice stating that, in its opinion, the number of shares of Common Stock that selling stockholders propose to sell therein, whether or not such selling stockholders have the right to include shares therein (the "Other Shares"), plus the number of Registrable Warrant Shares that the Holders have requested to be sold therein, plus the Company Shares, exceeds the maximum number of shares specified by the managing underwriter in such Cutback Notice that may be distributed without adversely affecting the price, timing or distribution of the Company Shares. Such maximum number of shares that may be so sold, excluding the Company Shares, are referred to as the "Includible Shares".

     If the managing underwriter delivers such Cutback Notice, the Company shall be entitled to include all of the Company Shares in the public offering, to the extent that the number of Company Shares is less than the number of shares specified in the Cutback Notice, the remaining shares to be included in such registration shall be allocated on a pro rata basis among (x) all other persons exercising rights to include Common Stock in such registration and (y) the Registrable Warrant Shares requested to be registered, provided, however, that the Holders of Registrable Warrant Shares shall be subject to any agreements between the Company and any such other person as of a date prior to the date hereof in respect of the allocation set forth in this clause (b). The number of Registrable Warrant Shares entitled to be included in such registration statement shall be allocated among requesting Holders in proportion to the respective numbers of Registrable Warrant Shares that each Holder owns or has the right to acquire.

     (c) If the proposed public offering is entirely a secondary offering, the provisions of this Section 5.2(c) shall be applicable if the managing underwriter delivers a Cutback Notice stating that, in its opinion, the aggregate number of Registrable Warrant Shares and Other Shares proposed to be sold therein exceeds the maximum number of shares (the "Includible Secondary Shares") specified by the managing underwriter in such Cutback Notice that may be distributed without adversely affecting the price, timing or distribution of the Common Stock being distributed. If the managing underwriter delivers such Cutback Notice, the requesting Holders shall be entitled to include in the public offering up to the aggregate number of Registrable

Warrant Shares that equals the greater of (i) 50% of the Includible Secondary Shares and (ii) the number of Includible Secondary Shares minus the number of Other Shares. The number of Registrable Warrant Shares included in such Registration Statement shall be allocated pro rata among Holders as described in
Section 5.2(b).

     (d) The provisions of this Section 5.2 shall not become applicable in connection with (i) a registration statement filed by the Company pursuant to a Registration Demand or (ii) a transaction in which a registration statement is filed by the Company on Form S-4 or S-8 or any successor forms.

     5.3.  Underwriters' Green Shoe Option.  If any registration pursuant to
           -------------------------------
this Section 5 involves an underwritten offering and the managing underwriter requests that the participants in such offering grant the underwriters an over-allotment or "green shoe" option for the purpose of covering over-allotments that may be made by the underwriters in connection with such offering, then a portion of the shares proposed to be sold by each Holder, which portion shall not exceed the maximum amount then permitted by the rules of the National Association of Securities Dealers, Inc. (currently 15%) and shall equal the portion of the shares proposed to be sold by other sellers in the offering that is applied to the same purpose, shall be made subject to such over-allotment option, unless otherwise agreed in the underwriting agreement relating thereto.

     5.4.  Holder Withdrawal Rights.  The Company shall withdraw from
           ------------------------
registration any Registrable Warrant Shares on request of a Holder, at the Company's expense; provided that, in the case of a Registration Demand under
Section 5.1, a Demand Registration shall be deemed to have been made for the purpose of calculating the number of such Demands permitted to be made under
Section 5.1(a). The Company shall not be obligated to maintain the effectiveness of any Registration Statement if, after any withdrawal of Registrable Warrant Shares by a Holder, the number of Registrable Warrant Shares remaining subject to such Registration Statement is less than 10% of the Registrable Warrant Shares deemed outstanding, unless (i) the Company is also registering securities on such Registration Statement for its own account or (ii) if such Registration Statement relates to securities other than for the account of the Company, the Company shall be reimbursed by the non-withdrawing selling Holders for their pro rata share of all the expenses thereafter incurred for maintaining the registration of the Registrable Warrant Shares remaining subject to such registration.


6.   REGISTRATION PROCEDURES.

     6.1.  Covenants of the Company Applicable to All Registration Statements.
           ------------------------------------------------------------------
This Section 6.1 applies to all Registration Statements filed by the Company and referred to in Section 5.1 or 5.2. The securities covered by each such Registration Statement are referred to as the "Registered Securities". Each underwriter, agent, selling broker, dealer manager or similar securities industry professional participating in any offering of the Registered Securities is referred to as an "underwriter" or "agent" and any agreement entered into with an underwriter or agent is referred to as an "underwriting or agency agreement". In connection with each such registration, the Company covenants with each Holder participating in such offering (each, a "selling holder") and each underwriter or agent participating therein as follows:

     (a) The Company will notify the selling holders and the managing underwriter or agent, immediately, and confirm the notice in writing, (i) when the Registration Statement, or any post-effective amendment to the Registration Statement, shall have become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the SEC, (iii) of any request by the SEC to amend the Registration Statement or amend or supplement the Prospectus or for additional information,
(iv) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Registered Securities for offering or sale in any jurisdiction, or of the institution or threatening of any proceedings for any of such purposes, (v) if at any time when a prospectus is required by the Securities Act to be delivered in connection with sales of the Registered Securities the representations and warranties of the Company contemplated by Section 6.1(j) cease to be true and correct and (vi) of the existence of any fact that results in the Registration Statement, the Prospectus or any document incorporated therein by reference containing an untrue statement of material fact or omitting to state a material fact required to be stated therein or necessary to make any statement therein not misleading.

     (b) The Company will use every reasonable effort to prevent the issuance of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment.

     (c) The Company will not at any time file or make any amendment to the Registration Statement, or any amendment of or supplement to the Prospectus (including amendments of the documents incorporated by reference into the Prospectus), of which the selling holders or the managing underwriter or agent shall not have previously been advised and furnished a copy, or to which the selling holders, the managing underwriter or agent or counsel for the selling holders or counsel for the underwriters or agents shall reasonably object.

     (d) The Company will furnish to each selling holder and to the managing underwriter or agent, without charge, as many signed copies of the Registration Statement (as originally filed) and of all amendments thereto, whether filed before or after the Registration Statement becomes effective, copies of all exhibits and documents filed therewith, including documents incorporated by reference into the Prospectus, and signed copies of all consents and certificates of experts, as such selling holder or the managing underwriter or agent may reasonably request, and will furnish to the managing underwriter, for each other underwriter participating in an underwritten offering, one conformed copy of the Registration Statement as originally filed and of each amendment thereto (including documents incorporated by reference into the Prospectus but without exhibits).

     (e) The Company will deliver to each selling holder and each underwriter or agent participating in such offering, without charge, as many copies of each preliminary prospectus as such selling holder or such underwriter or agent may reasonably request, and the Company hereby consents to the use of such copies for purposes permitted by the Securities Act. The Company will deliver to each selling holder and each underwriter or agent participating in such offering, without charge, from time to time during the period when the Prospectus is required to be delivered under the Securities Act, such number of copies of the Prospectus (as supplemented or amended) as such selling holder or such underwriter or agent may reasonably request.

     (f) The Company will comply to the best of its ability with the Securities Act and the rules and regulations of the SEC thereunder, and the Exchange Act and the rules and regulations of the SEC thereunder so as to permit the completion of the distribution of the Registered Securities in accordance with the intended method or methods of distribution contemplated in the Prospectus. If at any time when a prospectus is required by the Securities Act to be delivered in connection with sales of the Registered Securities any event shall occur or condition exist as a result of which it is necessary, in the opinion of counsel for the selling holders, counsel for the underwriters or agents or counsel for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion any of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the Securities Act or the rules and regulations of the SEC thereunder, the Company will promptly prepare and file with the SEC, subject to Section 6.1(c), such amendment or supplement as may be necessary to correct such untrue statement or omission or to make the Registration Statement or the Prospectus comply with such requirements.

     (g) The Company will use its best efforts, in cooperation with the selling holders or the underwriters or agents, as the case may be, to qualify the Registered Securities for offering and sale under the applicable securities laws of such states and other jurisdictions as the selling holders or the managing underwriter or agents, as the case may be, may designate; provided,
                                                                   --------
however, that the Company shall not be obligated to file any general consent to
-------
service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. The Company will file such statements and reports as may be required by the laws of each jurisdiction in which the Registered Securities have been qualified as above provided.

     (h) The Company will use its best efforts to effect the listing of the Registered Securities covered by a Registration Statement on each securities exchange on which similar securities issued by the Company are then listed if requested by the holders of at least a majority of the Registered Securities, or if requested by the managing underwriter.

     (i) If any of the Registered Securities are debt securities, the Company will use its best efforts to cause such Registered Securities to be rated with Moody's Investors Services, Inc. and Standard & Poor's Corporation or other appropriate rating agencies, if so requested by the holders of at least a majority of such Registered Securities, or if requested by the managing underwriter.

     (j) The Company shall make such representations and warranties to the selling holders in form, substance and scope as are customarily made by issuers to selling holders in public offerings of the type contemplated by the Registration Statement and the Company shall make such representations and warranties to the underwriters or agents, if any, in form, substance and scope as are customarily made by issuers to underwriters or agents in secondary underwritten public offerings.

     (k) On the effective day of the Registration Statement or, in the case of an underwritten offering, on the date of delivery of the Registered Securities sold pursuant thereto, the Company shall cause to be delivered to the selling holders and the underwriters or agents, if any, opinions of counsel for the Company, which counsel, and opinions (in form, scope and substance), shall be reasonably satisfactory to counsel for the underwriters or agents, if any, and counsel for the selling holders, covering the matters customarily covered in opinions given to underwriters in primary underwritten public offerings.

     (l) Immediately prior to the effectiveness of the Registration Statement or, in the case of an underwritten offering, at the time of delivery of any Registered Securities sold pursuant thereto, the Company shall cause to be delivered to the selling holders and the underwriters or agents, if any, letters from the Company's independent public accountants stating that such accountants are independent public accountants with respect to the Company within the meaning of the Securities Act and the applicable published rules and regulations of the SEC thereunder, and otherwise in customary form and covering such financial and accounting matters as are customarily covered by letters of the independent public accountants delivered in connection with primary underwritten public offerings.

     (m) If the managing underwriter or agent so requests, the underwriting or agency agreement shall set forth in full the provisions hereof relating to covenants, registration expenses, lock-up agreements, indemnification and contribution contained in Sections 6.1, 6.2, 6.3, 6.4, 6.8 and 6.9, with such changes therein as may be agreed to by the managing underwriter or agent, the Company and the selling holders.

     (n) The Company shall deliver such documents and certificates as may be reasonably requested by any selling holder or the underwriters or agents, if any, to evidence compliance with Section 6.1(j) and with any customary conditions contained in the underwriting or agency agreement, if any.

     (o) The Company will make available for inspection by representatives of the selling holders and the underwriters or agents participating in such offering and any attorney or accountant retained by such selling holders or underwriters or agents, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such representative, underwriter or agent, attorney or accountant in connection with the preparation of the Registration Statement; provided, however, that any non-public records,
                            --------  -------
information or documents shall be kept confidential by each such person unless such records, information or documents become part of the public domain through no fault of such person or unless disclosure thereof is required by court or administrative order.

     (p) The Company will make generally available to its security holders as soon as practicable, but not later than 45 days after the close of the period covered thereby (or 90 days if such period is a fiscal year), an earnings statement of the Company (in form complying with the provisions of Rule 158 under the rules and regulations of the SEC under the Securities Act), covering a period of 12 months beginning after the effective date of the Registration Statement but not later than the first day of the Company's fiscal quarter next following such effective date.

     (q) The Company will enter into such customary agreements, including a customary underwriting or agency agreement with the underwriters or agents, if any, and take all such other actions in connection with the offering in order to expedite or facilitate the disposition of the Registered Securities.

     6.2. Covenants of the Selling Holders.  (a)  Each selling holder shall use
          --------------------------------
its best efforts to furnish to the Company such information regarding the distribution of such Registered Securities as the Company may from time to time reasonably request in writing.

     (b) Each selling holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 6.1(a)(vi), such selling holder will forthwith discontinue the disposition of its Registered Securities pursuant to the Registration Statement until such selling holder's receipt of the copies of a supplemented or amended Prospectus contemplated by Section 6.1(f), or until it is advised in writing by the Company that the use of such Prospectus may be resumed. If the Company shall give any such notice, the Company shall extend the period of time during which the Company is required to keep the Registration Statement effective and usable by the number of days during the period from the date of receipt of such notice to the date when each selling holder of Registered Securities covered by such Registration Statement either receives the copies of a supplemented or amended Prospectus contemplated by Section 6.1(f) or is advised in writing by the Company that the use of such Prospectus may be resumed.

     (c) Each selling holder agrees to make customary representations and warranties to the Company and the underwriters or agents, if any, in form, substance and scope as are customarily made by selling holders in underwritten public offerings, but no selling holders, as such, shall be required to make any representation or warranty as to the accuracy or completeness of the Registration Statement (except as to written information furnished to the Company by such selling holder expressly for use therein).

     6.3. Registration Expenses.  (a)  The Company will pay and bear all costs
          ---------------------
and expenses incident to the performance of its obligations under this Agreement with respect to each registration pursuant to Section 5.1 or 5.2, including:

           (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits), as originally filed and as amended, any preliminary prospectuses and the Prospectus and any amendments or supplements thereto, and the cost of furnishing copies thereof to the selling holders or the underwriters or agents, as the case may be;

           (ii) the preparation, printing and distribution of any underwriting or agency agreement, certificates representing the Registered Securities, any Blue Sky Survey and other documents relating to the performance of and compliance with this Agreement;

           (iii) the fees and disbursements of the Company's counsel and accountants and the reasonable fees and disbursements of one counsel retained by the selling holders pursuant to Section 6.3(b);

           (iv) the fees and disbursements of the underwriters or agents customarily paid by issuers or sellers of securities and the reasonable fees and expenses of any special experts retained in connection with the Registration Statement, but excluding underwriting discounts and commissions and transfer taxes, if any;

           (v) the qualification of the Registered Securities under applicable securities laws in accordance with Section 6.1(g) and any filing for review of the offering with the National Association of Securities Dealers, Inc., including filing fees and fees and disbursements of counsel for the selling holders and the underwriters or agents, as the case may be, in connection therewith, in connection with any Blue Sky Survey and in connection with any reserve share program;

           (vi) all fees and expenses incurred in connection with the listing, if any, of any of the Registered Securities on any securities exchange pursuant to Section 6.1(h); and

           (vii) the fees charged by any rating agency in connection with the rating, if any, of the Registered Securities pursuant to Section 6.1(i).

     (b) In connection with the filing of each Registration Statement, the Company will reimburse the selling holders for the reasonable fees and disbursements of one firm of legal counsel, which shall be chosen by the holders of at least a majority of the Registered Securities to be included in such offering and shall be reasonably satisfactory to the Company.

     (c) Each selling holder will pay and bear all costs and expenses incident to the delivery of the Registered Securities to be sold by it, including any stock transfer taxes payable upon the sale of such Registered Securities to the purchaser thereof and any underwriting discounts or commissions payable to underwriters or agents in connection therewith.

     6.4. Indemnification.  (a)  In connection with each registration pursuant
          ---------------
to Section 5.1 or 5.2, the Company agrees to indemnify and hold harmless each selling holder, each underwriter or agent participating in such offering, and each person, if any, who controls any selling holder or any such underwriter or agent within the meaning of Section 15 of the Securities Act as follows:

         (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of an untrue statement of a material fact included in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

         (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and

         (iii) against any and all expense whatsoever, as incurred (including fees and disbursements of counsel chosen by the selling holders and by the underwriters or agents), reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (i) or (ii) above;

provided, however, that this indemnity does not apply to any loss, liability,
--------  -------
claim, damage or expense to the extent arising out of an untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any selling holder or any underwriter or agent expressly for use in the Registration Statement (or any amendment thereto), or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

     (b) Each selling holder agrees severally, and not jointly, to indemnify and hold harmless the Company, its directors, each of its officers who signed a Registration Statement, each underwriter or agent participating in such offering and the other selling holders, and each person, if any, who controls the Company, any such underwriter or agent and any other selling holder within the meaning of Section 15 of the Securities Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in
Section 6.4(a), as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such selling holder expressly for use in the Registration Statement (or any amendment thereto), or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), provided, however, that the liability
                     --------  -------
of each selling holder pursuant to this Section 6.4(b) is limited to the proceeds received by such selling holder from the sale of Registered Securities.

     (c) The obligations of the Company under Section 6.4(a) and of the selling holders under Section 6.4(b) to indemnify any underwriter or agent who participates in an offering (or any person, if any, controlling such underwriter or agent within the meaning of Section 15 of the Securities Act) shall be conditioned upon the underwriting or agency agreement with such underwriter or agent containing an agreement by such underwriter or agent to indemnify and hold harmless the Company, its directors, each of its officers who signed a Registration Statement, and each selling holder, and each person, if any, who controls the Company or any such selling holder within the meaning of Section 15 of the Securities Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 6.4(a), as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such underwriter or agent expressly for use in the Registration Statement (or any amendment thereto), or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

     (d) Each indemnified party shall give prompt notice to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of such action. In no event shall the indemnifying party or parties be liable for the fees and expenses of more than one counsel for the Company, its officers, directors and controlling persons as a group, for the selling holders and their controlling persons as a group, and for the underwriters or agents and their controlling persons as a group, in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

     6.5. Contribution. (a) In order to provide for just and equitable
          ------------
contribution in circumstances under which the indemnity provided for in this
Section 6 is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms, the Company, the selling holders and the underwriters or agents shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity incurred by the Company, the selling holders and one or more of the underwriters or agents, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the selling holders(s) on the one hand and the underwriters or agents on the other hand from the offering of the Registered Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the selling holder(s) on the one hand and of the underwriters or agents on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

     The relative benefits received by the Company and the selling holder(s) on the one hand and the underwriters or agents on the other hand in connection with the offering of the Registered Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Registered Securities pursuant to this Agreement (before deducting expenses) received by the Company and the selling holder(s) and the total underwriting discount received by the underwriters or agents, in each case as set forth on the cover of the Prospectus, bear to the aggregate public offering price of the Registered Securities as set forth on such cover.

     The relative fault of the Company and the selling holder(s) on the one hand and the underwriters or agents on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact related to information supplied by the Company or the selling holder(s) or by the underwriters or agents and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Company, the selling holder(s) and the underwriters or agents agree that it would not be just and equitable if contribution pursuant to this Section were determined by pro rata allocation (even if the underwriters or agents were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

     (b) No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 6.5, each person, if any, who controls an underwriter or agent within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as such underwriter or agent, and each director of the Company, each officer of the Company who signed a Registration Statement, and each person, if any, who controls the Company or a selling holder within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as the Company or such selling holder, as the case may be.

     6.6. Representations, Warranties and Indemnities to Survive.  The
          ------------------------------------------------------
indemnity and contribution agreements contained in this Section 5 and the representations and warranties of the Company referred to in Section 6.1(j) shall remain operative and in full force and effect regardless of (i) any termination of any underwriting or agency agreement, (ii) any investigation made by or on behalf of the selling holders, the Company or any underwriter or agent or controlling person or (iii) the consummation of the sale or successive resales of the Registered Securities.

     6.7. Rule 144.  The Company covenants that it will file the reports
          --------
required to be filed by it under the Securities Act and the rules and regulations of the SEC thereunder and the Exchange Act and the rules and regulations of the SEC thereunder and it will take such further action as any Holder of Registrable Warrant Shares may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Warrant Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 under the Securities Act, as such Rule may be amended from time to time. Upon the request of any Holder of Registrable Warrant Shares, the Company will deliver to such Holder a written statement as to whether it has complied with such information and requirements.

     6.8. Participation in Underwritten Offerings.  No Holder may participate
          ---------------------------------------
in any underwritten offering hereunder unless:

     (a) Such Holder executes a power of attorney appointing one or more attorneys designated by the selling holders proposing to sell a majority of the Registrable Warrant Shares proposed to be sold by all selling holders. Each such attorney shall be authorized, on customary terms, to execute the underwriting agreement on behalf of each selling holder and to otherwise act for the selling holders in connection with the offering.

     (b) Such Holder, through one of its powers of attorney, enters into an underwriting agreement with the Company, the other selling holders, any selling stockholders and the underwriters, which underwriting agreement shall comply with the provisions of this Section 6.

     (c) Such Holder executes all questionnaires and other documents required by such power of attorney or the underwriting agreement to be executed by such Holder.

     6.9. Lock-Up Agreements. (a) The Company agrees that it will not, directly
          ------------------
or indirectly, sell, offer to sell, grant any option for the sale of, or otherwise dispose of, any Common Stock or securities convertible into or exchangeable or exercisable for Common Stock, other than any such sale or distribution of Common Stock upon exercise of the Company's outstanding Warrants in the case of any registration pursuant to Sections 5.1 and 5.2, for a period of 90 days from the effective date of the Registration Statement pertaining thereto.

     (b) Each Holder of Registrable Warrant Shares whose Registrable Warrant Shares are covered by a Registration Statement filed pursuant to Section 5.1 or
5.2 agrees that it will not, directly or indirectly, sell, offer to sell, grant any option for the sale of, or otherwise dispose of, any shares of Common Stock or any Warrants or other securities convertible into or exchangeable or exercisable for Common Stock, for a period of 90 days from the effective date of the Registration Statement pertaining thereto.

     (c) The lock-up agreements set forth in Sections 6.9(a) and 6.9(b) shall be subject to customary exceptions that may be contained in an underwriting agreement if any such registration involves an underwritten offering.

7.   ADJUSTMENTS.

     7.1. Adjustments.  The number of Warrant Shares issuable upon exercise of
          -----------
each Warrant shall be subject to adjustment from time to time as follows:

     (a)  Stock Dividends; Stock Splits; Reverse Stock Splits;
          ----------------------------------------------------
Reclassifications. In case the Company shall (i) pay a dividend or make any
-----------------
other distribution with respect to its Common Stock in shares of its capital stock, (ii) subdivide its outstanding Common Stock, (iii) combine its outstanding Common Stock into a smaller number of shares, or (iv) issue any shares of its capital stock in a reclassification of the Common Stock (including any such reclassification in connection with a merger, consolidation or other business combination in which the Company is the continuing corporation), the number of shares of Common Stock issuable upon exercise of each Warrant immediately prior to the record date for such dividend or distribution or the effective date of such subdivision or combination shall be adjusted so that the Holder of each Warrant shall thereafter be entitled to receive the kind and number of shares of Common Stock or other securities of the Company that such Holder would have owned or have been entitled to receive after the happening of any of the events described above, had such Warrant been exercised immediately prior to the happening of such event or any record date with respect thereto. An adjustment made pursuant to this Section 7.1(a) shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

     (b)  Rights; Options; Warrants.  In case the Company shall issue rights,
          -------------------------
options, warrants or convertible or exchangeable securities (other than a convertible or exchangeable security subject to Section 7.1(a)) to all holders of its Common Stock, entitling them to subscribe for or purchase Common Stock at a price per share that is lower (at the record date for such issuance) than the Current Market Value per share of Common Stock, the number of shares of Common Stock thereafter issuable upon the exercise of all Warrants then outstanding shall be determined by adding the number of shares of Common Stock theretofore issuable upon exercise of all Warrants then outstanding to the product of (x) the Cheap Stock Issued (as defined below), multiplied by (y) the Ownership Ratio (as defined below). Such adjustment shall be made whenever such rights, options, warrants or convertible or exchangeable securities are issued, and shall become effective retroactively immediately after the record date for the determination of stockholders entitled to receive such rights, options, warrants or convertible or exchangeable securities.

     For purposes of this Section 7.1(b), (i) the "Cheap Stock Issued" shall be the number of additional shares of any Common Stock offered by the Company for subscription or purchase as described above minus the number of shares of Common Stock that the aggregate offering price of the total number of shares of Common Stock so offered would purchase at the then Current Market Value per share of Common Stock and (ii) the "Ownership Ratio" shall be a fraction, the numerator of which shall be the number of shares of Common Stock theretofore issuable upon exercise of all Warrants then outstanding, and the denominator of which shall be the fully diluted shares of Common Stock then outstanding on the date of issuance of such rights, options, warrants or convertible or exchangeable securities minus the number of shares of Common Stock theretofore issuable upon the exercise of all Warrants then outstanding.

     Any adjustment to the number of shares of Common Stock issuable upon exercise of all Warrants then outstanding made pursuant to this Section 7.1(b) shall be allocated among the Warrants then outstanding on a pro rata basis.

     (c) Issuance of Common Stock at Lower Values.  In case the Company shall,
         ----------------------------------------
in a transaction in which Section 7.1(b) is inapplicable, issue or sell shares of Common Stock, or rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock, at a price per share of Common Stock (determined in the case of such rights, options, warrants or convertible or exchangeable securities, by dividing
(A) the total amount receivable by the Company in consideration of the issuance and sale of such rights, options, warrants or convertible or exchangeable securities, plus the total consideration, if any, payable to the Company upon exercise, conversion or exchange thereof, by (B) the total number of shares of Common Stock covered by such rights, options, warrants or convertible or exchangeable securities) that is lower than the then Current Market Value per share of the Common Stock in effect immediately prior to such sale or issuance, then the number of shares of Common Stock thereafter issuable upon the exercise of all Warrants then outstanding shall be determined by adding the number of shares of Common Stock theretofore issuable upon exercise of all Warrants then outstanding to the product of (x) the Cheap Stock Issued, multiplied by (y) the Ownership Ratio. Such adjustment shall be made successively whenever any such sale or issuance is made.

     For purposes of this Section 7.1(c), (i) the "Cheap Stock Issued" shall be the number of additional shares of any Common Stock issued or offered by the Company for subscription or purchase as described above minus the number of shares of Common Stock that the aggregate offering price of the total number of shares of Common Stock so offered would purchase at the then Current Market Value per share of Common Stock and (ii) the "Ownership Ratio" shall be a fraction, the numerator of which shall be the number of shares of Common Stock theretofore issuable upon exercise of all Warrants then outstanding, and the denominator of which shall be the fully diluted shares of Common Stock then outstanding on the date of issuance of such Common Stock or such rights, options, warrants or convertible or exchangeable securities minus the number of shares of Common Stock theretofore issuable upon the exercise of all Warrants then outstanding. For the purposes of such adjustments, the shares of Common Stock which the holder of any such rights, options, warrants or convertible or exchangeable securities shall be entitled to subscribe for or purchase shall be deemed to be issued and outstanding as of the date of the sale and issuance of the rights, warrants or convertible or exchangeable securities and the consideration received by the Company therefor shall be deemed to be the consideration received by the Company for such rights, options, warrants or convertible or exchangeable securities, plus the consideration or premiums stated in such rights, options, warrants or convertible or exchangeable securities to be paid for the shares of Common Stock covered thereby.

     In case the Company shall issue and sell shares of Common Stock or rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock for a consideration consisting, in whole or in part, of consideration other than cash or its equivalent, then in determining the "price per share of Common Stock" and the "consideration" receivable by or payable to the Company for purposes of the first sentence of this Section 7.1(c), the Board of Directors of the Company shall determine, in good faith, the fair value of such consideration. In case the Company shall issue and sell rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock, together with one or more other securities as part of a unit at a price per unit, then in determining the "price per share of Common Stock" and the "consideration" receivable by or payable to the Company for purposes of the first sentence of this Section 7.1(c), the Board of Directors of the Company shall determine, in good faith, the fair value of the rights, options, warrants or convertible or exchangeable securities then being sold as part of such unit.

     Any adjustment to the number of shares of Common Stock issuable upon exercise of all Warrants then outstanding made pursuant to this Section 7.1(c) shall be allocated among each Warrant then outstanding on a pro rata basis.

     The provisions of this Section 7.1(c) shall not apply to (i) shares issued pursuant to employee stock options, warrants or upon conversion of the Company's 6.5% Convertible Subordinated Debentures, in each case outstanding on the date hereof, and (ii) shares issued pursuant to an employee stock option plan or similar plan providing for options or other similar rights to purchase (or issuances pursuant to incentive bonus plans) covering not in the aggregate in excess of the lesser of 400,000 shares of Common Stock per year or 2.6% of the fully diluted shares of Common Stock then outstanding at the end of the most recent fiscal quarter of each year.

     (d) Distributions of Debt, Assets, Subscription Rights or Convertible
         -----------------------------------------------------------------
Securities. In case the Company shall fix a record date for the making of a
----------
distribution to all holders of shares of its Common Stock of evidences of indebtedness of the Company, assets (other than cash dividends payable out of earnings and profits arising after the date hereof) or securities (excluding those referred to in Sections 7.1(a), 7.1(b) and 7.1(c)) (any such evidences of indebtedness, assets or securities, the "assets or securities"), then in each case the Holders, upon the exercise of the Warrants, shall be entitled to receive in addition to the shares of Common Stock, (i) the assets or securities to which such Holder would have been entitled as a holder of Common Stock if such Holder had exercised his Warrants immediately prior to the record date for such distribution and (ii) any income earned on the assets or securities distributed from the distribution date to the date of exercise. At the time of any such distribution, the Company shall either (A) deposit the assets or securities payable to Holders pursuant hereto in trust for the Holders with an "eligible institution" with instructions as to the investment of such property and any proceeds therefrom so as to protect the value of such property for the Holders or (B) distribute to the Holders the assets or securities to which they would be entitled upon exercise and, upon any such distribution pursuant to this Clause (B), the provisions of this Section 7.1(d) shall no longer apply to such event. Such election shall be made by the Company giving written notice thereof to the Holders.

     For purposes of this Section 7.1(d), the term "eligible institution" shall mean a corporation organized and doing business under the laws of the United States of America or of any state thereof, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, and subject to supervision or examination by federal or state authority.

     (e) Expiration of Rights, Options and Conversion Privileges. Upon the
         -------------------------------------------------------
expiration of any rights, options, warrants or conversion or exchange privileges that have previously resulted in an adjustment hereunder, if any thereof shall not have been exercised, the number of shares of Common Stock issuable upon the exercise of each Warrant shall, upon such expiration, be readjusted and shall thereafter, upon any future exercise, be such as they would have been had they been originally adjusted (or had the original adjustment not been required, as the case may be) as if (i) the only shares of Common Stock so issued were the shares of Common Stock, if any, actually issued or sold upon the exercise of such rights, options, warrants or conversion or exchange rights and (ii) such shares of Common Stock, if any, were issued or sold for the consideration actually received by the Company upon such exercise plus the consideration, if any, actually received by the Company for issuance, sale or grant of all such rights, options, warrants or conversion or exchange rights whether or not exercised; provided, further, that no such readjustment shall have the effect of
           --------  -------
decreasing the number of shares issuable upon exercise of each Warrant by a number in excess of the number of the adjustment initially made in respect to the issuance, sale or grant of such rights, options, warrants or conversion or exchange rights.

     (f) Current Market Value.  For the purposes of any computation under this
         --------------------
Section 7, the Current Market Value per share of Common Stock or of any other equity security (herein collectively referred to as a "security") at the date herein specified shall be:

         (i) if the security is not registered under the Exchange Act, the value of the security (A) determined in good faith in the most recently completed arm's-length transaction between the Company and an unaffiliated third party in which such determination is necessary and the closing of which shall have occurred within the six months preceding such date or (B) if no such transaction shall have occurred within such six-month period, determined as of such date by an Independent Financial Expert, which shall be selected by the Board of Directors of the Company, and retained on customary terms and conditions, using one or more valuation methods that the Independent Financial Expert, in its best professional judgment, determines to be most appropriate, giving effect to any discount attributable to any lack of liquidity of the Common Stock or to the fact that the Company may have no class of equity securities registered under the Exchange Act; provided, however, that in
                                              --------  -------
determining the value of the Common Stock under Section 7.4, if the foregoing subparagraph (A) shall not be applicable, the Current Market Value per share of Common Stock shall be determined in good faith by the Board of Directors of the Corporation, or

         (ii) if the security is registered under the Exchange Act, deemed to be the average of the daily market prices of the security for the 10 consecutive trading days immediately preceding the day as of which "Current Market Value" is being determined or, if the security has been registered under the Exchange Act for less than 10 consecutive trading days before such date, then the average of the daily market prices for all of the trading days before such date for which daily market prices are available. The market price for each such trading day shall be: (A) in the case of a security listed or admitted to trading on any securities exchange, the closing price, regular way, on such day, or if no sale takes place on such day, the average of the closing bid and asked prices on such day, (B) in the case of a security not then listed or admitted to trading on any securities exchange, the last reported sale price on such day, or if no sale takes place on such day, the average of the closing bid and asked prices on such day, as reported by a reputable quotation source designated by the Company, (C) in the case of a security not then listed or admitted to trading on any securities exchange and as to which no such reported sale price or bid and asked prices are available, the average of the reported high bid and low asked prices on such day, as reported by a reputable quotation service, or a newspaper of general circulation in the Borough of Manhattan, City and State of New York, customarily published on each business day, designated by the Company, or if there shall be no bid and asked prices on such day, the average of the high bid and low asked prices, as so reported, on the most recent day (not more than 10 days prior to the date in question) for which prices have been so reported, and (D) if there are no bid and asked prices reported during the 10 days prior to the date in question, the Current Market Value of the security shall be determined as if the security were not registered under the Exchange Act.

     (g) De Minimis Adjustments.  Except as provided in Section 7.1(c) with
         ----------------------
reference to adjustments required by such Section 7.1(c), no adjustment in the number of shares of Common Stock issuable hereunder shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in the number of shares of Common Stock purchasable upon an exercise of each Warrant; provided, however, that any adjustments which by reason of this
              --------  -------
Section 7.1(g) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations shall be made to the nearest one-thousandth of a share.

    7.2. Notice of Adjustment.  Whenever the number of shares of Common Stock
         --------------------
or other stock or property issuable upon the exercise of each Warrant is adjusted, as herein provided, the Company shall cause the Warrant Agent promptly to mail by first class mail, postage prepaid, to each Holder notice of such adjustment or adjustments and shall deliver to the Warrant Agent a certificate of a firm of independent public accountants selected by the Board of Directors of the Company (who may be the regular accountants employed by the Company) setting forth the number of shares of Common Stock or other stock or property issuable upon the exercise of each Warrant after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made. The Warrant Agent shall be entitled to rely on such certificate and shall be under no duty or responsibility with respect to any such certificate, except to exhibit the same from time to time, to any Holder desiring an inspection thereof during reasonable business hours. The Warrant Agent shall not at any time be under any duty or responsibility to any Holders to determine whether any facts exist that may require any adjustment of the number of shares of Common Stock or other stock or property issuable on exercise of the Warrants, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed in making such adjustment or the validity or value (or the kind or amount) of any shares of Common Stock or other stock or property which may be issuable on exercise of the Warrants. The Warrant Agent shall not be responsible for any failure of the Company to make any cash payment or to issue, transfer or deliver any shares of Common Stock or stock certificates or other common stock or properties upon the exercise of any Warrant.

     7.3. Statement on Warrants. Irrespective of any adjustment in the number
          ---------------------
or kind of shares issuable upon the exercise of the Warrants, Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in the Warrants initially issuable pursuant to this Agreement.

     7.4. Fractional Interest. The Company shall not be required to issue
          -------------------
fractional shares of Common Stock on the exercise of Warrants. If more than one Warrant shall be presented for exercise in full at the same time by the same Holder, the number of full shares of Common Stock which shall be issuable upon such exercise thereof shall be computed on the basis of the aggregate number of shares of Common Stock acquirable on exercise of the Warrants so presented. If any fraction of a share of Common Stock would, except for the provisions of this Section be issuable on the exercise of any Warrant (or specified portion thereof), the Company shall pay an amount in cash calculated by it to be equal to the then Current Market Value per share of Common Stock multiplied by such fraction computed to the nearest whole cent.


8.   WARRANT TRANSFER BOOKS.

     The Warrant Certificates shall be issued in registered form only. The Company shall cause to be kept at the office of the Warrant Agent a register in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Warrant Certificates and of transfers or exchanges of Warrant Certificates as herein provided.

     At the option of the Holder, Warrant Certificates may be exchanged at such office, and upon payment of the charges hereinafter provided. Whenever any Warrant Certificates are so surrendered for exchange, the Company shall execute, and the Warrant Agent shall countersign and deliver, the Warrant Certificates that the Holder making the exchange is entitled to receive.

     All Warrant Certificates issued upon any registration of transfer or exchange of Warrant Certificates shall be the valid obligations of the Company, evidencing the same obligations, and entitled to the same benefits under this Agreement, as the Warrant Certificates surrendered for such registration of transfer or exchange.

     Every Warrant Certificate surrendered for registration of transfer or exchange shall (if so required by the Company or the Warrant Agent) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Warrant Agent, duly executed by the Holder thereof or his attorney duly authorized in writing.

     No service charge shall be made for any registration of transfer or exchange of Warrant Certificates. The Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Warrant Certificates.

     Any Warrant Certificate when duly endorsed in blank shall be deemed negotiable and when a Warrant Certificate shall have been so endorsed, the Holder thereof may be treated by the Company, the Warrant Agent and all other persons dealing therewith as the absolute owner thereof for any purpose and as the Person entitled to exercise the rights represented thereby, or to the transfer thereof on the register of the Company maintained by the Warrant Agent, any notice to the contrary notwithstanding; but until such transfer on such register, the Company and the Warrant Agent may treat the registered Holder thereof as the owner for all purposes.


9.   WARRANT HOLDERS.

     9.1.  No Voting Rights.  Prior to the exercise of the Warrants, no Holder
           ----------------
of a Warrant Certificate, as such, shall be entitled to any rights of a stockholder of the Company, including, without limitation, the right to vote, to consent, to exercise any preemptive right, to receive any notice of meetings of stockholders for the election of directors of the Company or any other matter or to receive any notice of any proceedings of the Company, except as may be specifically provided for herein.

     9.2.  Right of Action.  All rights of action in respect of this Agreement
           ---------------
are vested in the Holders of the Warrants, and any Holder of any Warrant, without the consent of the Warrant Agent or the Holder of any other Warrant, may, in such Holder's own behalf and for such Holder's own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company suitable to enforce, or otherwise in respect of, such Holder's right to exercise, exchange or tender for purchase such Holder's Warrants in the manner provided in this Agreement.


10.  WARRANT AGENT.

     10.1. Nature of Duties and Responsibilities Assumed.  The Company hereby
           ---------------------------------------------
appoints the Warrant Agent to act as agent of the Company as set forth in this Agreement. The Warrant Agent hereby accepts the appointment as agent of the Company and agrees to perform that agency upon the terms and conditions herein set forth, by all of which the Company and the Holders of Warrants, by their acceptance thereof, shall be bound. The Warrant Agent shall not by countersigning Warrant Certificates or by any other act hereunder be deemed to make any representations as to validity or authorization of the Warrants or the Warrant Certificates (except as to its countersignature thereon) or of any securities or other property delivered upon exercise or tender of any Warrant, or as to the accuracy of the computation of the number or kind or amount of stock or other securities or other property deliverable upon exercise of any Warrant, the independence of any Independent Financial Expert or the correctness of the representations of the Company made in such certificates that the Warrant Agent receives. The Warrant Agent shall not have any duty to calculate or determine any adjustments with respect to the kind and amount of shares or other securities or any property receivable by Holders upon the exercise or tender of Warrants required from time to time, and the Warrant Agent shall have no duty or responsibility in determining the accuracy or correctness of such calculation. The Warrant Agent shall not (a) be liable for any recital or statement of fact contained herein or in the Warrant Certificates or for any action taken, suffered or omitted by it in good faith on the belief that any Warrant Certificate or any other documents or any signatures are genuine or properly authorized, (b) be responsible for any failure on the part of the Company to comply with any of its covenants and obligations contained in this Agreement or in the Warrant Certificates, (c) as to compliance with the Securities Act, or (d) be liable for any act or omission in connection with this Agreement except for its own negligence or willful misconduct. The Warrant Agent is hereby authorized to accept instructions with respect to the performance of its duties hereunder from the President, any Vice President or the Secretary of the Company and to apply to any such officer for instructions (which instructions will be promptly given in writing when requested) and the Warrant Agent shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with the instructions of any such officer, but in its discretion the Warrant Agent may in lieu thereof accept other evidence of such or may require such further or additional evidence as it may deem reasonable.

     The Warrant Agent may execute and exercise any of the rights and powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys, agents or employees, provided reasonable care has been exercised in the selection and in the continued employment of any such attorney, agent or employee. The Warrant Agent shall not be under any obligation or duty to institute, appear in or defend any action, suit or legal proceeding in respect hereof, unless first indemnified to its satisfaction, but this provision shall not affect the power of the Warrant Agent to take such action as the Warrant Agent may consider proper, whether with or without such indemnity. The Warrant Agent shall promptly notify the Company in writing of any claim made or action, suit or proceeding instituted against it arising out of or in connection with this Agreement.

     The Company will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further acts, instruments and assurances as may reasonably be required by the Warrant Agent in order to enable it to carry out or perform its duties under this Agreement.

     The Warrant Agent shall act solely as agent of the Company hereunder. The Warrant Agent shall not be liable except for the failure to perform such duties as are specifically set forth herein, and no implied covenants or obligations shall be read into this Agreement against the Warrant Agent, whose duties and obligations shall be determined solely by the express provisions hereof.

     10.2. Right to Consult Counsel.  The Warrant Agent may at any time consult
           ------------------------
with legal counsel satisfactory to it (who may be legal counsel for the Company), and the Warrant Agent shall incur no liability or responsibility to the Company or to any Holder for any action taken, suffered or omitted by it in good faith in accordance with the opinion or advice of such counsel.

     10.3. Compensation and Reimbursement.  The Company agrees to pay to the
           ------------------------------
Warrant Agent from time to time compensation for all services rendered by it hereunder as the Company and the Warrant Agent may agree from time to time, and to reimburse the Warrant Agent for reasonable expenses and disbursements incurred in connection with the execution and administration of this Agreement (including the reasonable compensation and the expenses of its counsel), and further agrees to indemnify the Warrant Agent for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The provisions of this
Section 10.3 shall survive termination of this Agreement and expiration of the Warrants.

     10.4. Warrant Agent May Hold Company Securities.  The Warrant Agent and
           -----------------------------------------
any stockholder, director, officer or employee of the Warrant Agent may buy, sell or deal in any of the Warrants or other securities of the Company or its Affiliates or become pecuniarily interested in transactions in which the Company or its Affiliates may be interested, or contract with or lend money to the Company or its Affiliates or otherwise act as fully and freely as though it were not the Warrant Agent under this Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

     10.5. Resignation and Removal; Appointment of Successor.  (a)  No
           -------------------------------------------------
resignation or removal of the Warrant Agent and no appointment of a successor warrant agent shall become effective until the acceptance of appointment by the successor warrant agent as provided herein. The Warrant Agent may resign its duties and be discharged from all further duties and liability hereunder (except liability arising as a result of the Warrant Agent's own negligence or willful misconduct) after giving written notice to the Company. The Company may remove the Warrant Agent upon written notice, and the Warrant Agent shall thereupon in like manner be discharged from all further duties and liabilities hereunder, except as aforesaid. The Warrant Agent shall, at the Company's expense, cause to be mailed (by first-class mail, postage prepaid) to each Holder of a Warrant at his last address as shown on the register of the Company maintained by the Warrant Agent a copy of said notice of resignation or notice of removal, as the case may be. Upon such resignation or removal, the Company shall appoint in writing a new warrant agent. If the Company shall fail to make such appointment within a period of 30 days after it has been notified in writing of such resignation by the resigning Warrant Agent or after such removal, then the Holder of any Warrant may apply to any court of competent jurisdiction for the appointment of a new warrant agent. Any new warrant agent, whether appointed by the Company or by such a court, shall be a corporation doing business under the laws of the United States or any state thereof, in good standing and having a combined capital and surplus of not less than $50,000,000. The combined capital and surplus of any such new warrant agent shall be deemed to be the combined capital and surplus as set forth in the most recent annual report of its condition published by such warrant agent prior to its appointment, provided that such reports are published at least annually pursuant to law or to the requirements of a Federal or state supervising or examining authority. After acceptance in writing of such appointment by the new warrant agent, it shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named herein as the Warrant Agent, without any further assurance, conveyance, act or deed; but if for any reason it shall be necessary or expedient to execute and deliver any further assurance, conveyance, act or deed, the same shall be done at the expense of the Company and shall be legally and validly executed and delivered by the resigning or removed Warrant Agent. Not later than the effective date of any such appointment, the Company shall give notice thereof to the resigning or removed Warrant Agent. Failure to give any notice provided for in this Section, however, or any defect therein, shall not affect the legality or validity of the resignation of the Warrant Agent or the appointment of a new warrant agent, as the case may be.

     (b) Any corporation into which the Warrant Agent or any new warrant agent may be merged or any corporation resulting from any consolidation to which the Warrant Agent or any new warrant agent shall be a party, shall be a successor Warrant Agent under this Agreement without any further act, provided that such corporation would be eligible for appointment as successor to the Warrant Agent under the provisions of Section 10.5(a). Any such successor Warrant Agent shall promptly cause notice of its succession as Warrant Agent to be mailed (by first-class mail, postage prepaid) to each Holder of a Warrant at such Holder's last address as shown on the register of the Company maintained by the Warrant Agent.


11.  COVENANTS OF THE COMPANY.

     11.1. Reservation of Common Stock for Issuance on Exercise of Warrants.
           ----------------------------------------------------------------
The Company covenants that it will at all times reserve and keep available, free from pre-emptive rights, out of its authorized but unissued Common Stock, solely for the purpose of issue upon exercise of Warrants as herein provided, such number of shares of Common Stock as shall then be issuable upon the exercise of all outstanding Warrants. The Company covenants that all shares of Common Stock which shall be so issuable shall, upon such issue, be duly and validly issued and fully paid and non-assessable.

     11.2. Notice of Dividends. At any time when the Company declares any
           -------------------
dividend on its Common Stock, it shall give notice to the Holders of all the then outstanding Warrants of any such declaration not less than 50 days prior to the related record date for payment of the dividend so declared.

     11.3. Reports to Holders.  (a) The Company will supply without cost to
           ------------------
each Holder and file with the Warrant Agent, (i) within 15 days after the Company is required to file the same with the SEC, copies of the annual reports and quarterly reports and proxy statements which the Company may be required to file with the SEC pursuant to Section 13(a), 13(c), 14(a) or 15(d) of the Exchange Act and (ii) copies of all other communications sent to stockholders of the Company.

     (b) If the Company is not required to file with the SEC such reports and other information and documents referred to in Section 11.3(a), the Company shall supply without cost to the Warrant Agent for transmittal to each Holder of the Warrants (i) within 135 days after the end of each fiscal year, annual reports containing the information required to be contained in

Items 1, 2, 3, 5, 6, 7, 8 and 9 of Form 10-K promulgated under the Exchange Act, or substantially the same information required to be contained in comparable items of any successor form, (ii) within 60 days after the end of each of the first three fiscal quarters of each fiscal year, quarterly reports containing the information required to be contained in Form 10-Q promulgated under the Exchange Act, or substantially the same information required to be contained in any successor form and (iii) promptly from time to time after the occurrence of an event required to be therein reported, such other reports containing information required to be contained in Form 8-K promulgated under the Exchange Act, or substantially the same information required to be contained in any successor form.

     11.4. Certain Agreements Respecting Registration Rights. (a) The Company
           -------------------------------------------------
will not enter into any agreement with a holder of Common Stock (other than Registrable Warrant Shares) permitting such holder to include more shares of Common Stock in any other offering than it would be permitted to include under the applicable provisions of Section 5.

     (b) The Company agrees that it will not grant any rights to register Warrants, or the related Warrant Shares, that are not granted to all Holders of the then outstanding Warrants.


12.  MISCELLANEOUS.

     12.1. Money and Other Property Deposited with the Warrant Agent.  Any
           ---------------------------------------------------------
moneys, securities or other property which at any time shall be deposited by the Company or on its behalf with the Warrant Agent pursuant to this Agreement shall be and are hereby assigned, transferred and set over to the Warrant Agent in trust for the purpose for which such moneys, securities or other property shall have been deposited; but such moneys, securities or other property need not be segregated from other funds, securities or other property except to the extent required by law. The Warrant Agent shall distribute any money deposited with it for payment and distribution to the Holders by mailing by first-class mail a check in such amount as is appropriate, to each such Holder at the address shown on the Warrant register of the Company, or as it may be otherwise directed in writing by such Holder, upon surrender of such Holder's Warrants or Registrable Warrant Shares, as the case may be. Any money deposited with the Warrant Agent for payment and distribution to the Holders that remains unclaimed for two years after the date the money was deposited with the Warrant Agent shall be paid to the Company upon its request therefor.

     12.2. Payment of Taxes. The Company shall pay all taxes and other
           ----------------
governmental charges that may be imposed on the Company or on the Warrants or on any securities deliverable upon exercise of Warrants with respect thereto. The Company shall not be required, however, to pay any tax or other charge imposed in connection with any transfer involved in the issue of any certificate for shares of Common Stock or other securities underlying the Warrants or payment of cash to any Person other than the Holder of a Warrant Certificate surrendered upon the exercise or purchase of a Warrant, and in case of such transfer or payment, the Warrant Agent and the Company shall not be required to issue any stock certificate or pay any cash until such tax or charge has been paid or it has been established to the Warrant Agent's and the Company's satisfaction that no such tax or other charge is due.

     12.3. Surrender of Certificates.  Any Warrant Certificate surrendered for
           -------------------------
exercise or purchase shall, if surrendered to the Company, be delivered to the Warrant Agent, and all Warrant Certificates surrendered or so delivered to the Warrant Agent shall be promptly cancelled by such Warrant Agent and shall not be reissued by the Company. The Warrant Agent shall destroy such cancelled Warrant Certificates and deliver its certificate of destruction to the Company unless the Company shall otherwise direct.

     12.4. Mutilated, Destroyed, Lost and Stolen Warrant Certificates. If (a)
           ----------------------------------------------------------
any mutilated Warrant Certificate is surrendered to the Warrant Agent or (b) the Company and the Warrant Agent receive evidence to their satisfaction of the destruction, loss or theft of any Warrant Certificate, and there is delivered to the Company and the Warrant Agent such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Company or the Warrant Agent that such Warrant Certificate has been acquired by a bona fide purchaser, the Company shall execute and upon its written request the Warrant Agent shall countersign and deliver, in exchange for any such mutilated Warrant Certificate or in lieu of any such destroyed, lost or stolen Warrant Certificate, a new Warrant Certificate of like tenor and for a like aggregate number of Warrants.

     Upon the issuance of any new Warrant Certificate under this Section 12.4, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and other expenses (including the reasonable fees and expenses of the Warrant Agent and of counsel to the Company) in connection therewith.

     Every new Warrant Certificate executed and delivered pursuant to this
Section 12.4 in lieu of any destroyed, lost or stolen Warrant Certificate shall constitute an original contractual obligation of the Company, whether or not the destroyed, lost or stolen Warrant Certificate shall be at any time enforceable by anyone, and shall be entitled to the benefits of this Agreement equally and proportionately with any and all other Warrant Certificates duly executed and delivered hereunder.

     The provisions of this Section 12.4 are exclusive and shall preclude (to the extent lawful) all other rights or remedies with respect to the replacement of mutilated, destroyed, lost, stolen or Warrant Certificates.

     12.5. Notices. (a) Except as otherwise provided in Section 12.5(b), any
           -------
notice, demand or delivery authorized by this Agreement shall be sufficiently given or made when mailed if sent by first-class mail, postage prepaid, addressed to any Holder of a Warrant at such Holder's address shown on the register of the Company maintained by the Warrant Agent and to the Company or the Warrant Agent as follows:

If to the Company:        PHP Healthcare Corporation
                          11440 Commerce Park Drive
                          Reston, VA  22091
                          Attention:  Anthony M. Picini

If to the Warrant Agent:  First Trust of New York, National Association
                          100 Wall Street, Suite 1600
                          New York, NY  10005
                          Attention:  Frank J. Gillhaus

or such other address as shall have been furnished to the party giving or making such notice, demand or delivery.

     (b) Any notice required to be given by the Company to the Holders pursuant to Section 5.1 or 5.2 shall be made by mailing by registered mail, return receipt requested, to the Holders at their respective addresses shown on the register of the Company maintained by the Warrant Agent. The Company hereby irrevocably authorizes the Warrant Agent, in the name and at the expense of the Company, to mail any such notice upon receipt thereof from the Company. Any notice that is mailed in the manner herein provided shall be conclusively presumed to have been duly given when mailed, whether or not the Holder receives the notice.

     12.6. Applicable Law. This Agreement and each Warrant issued hereunder
           --------------
and all rights arising hereunder shall be governed by the laws of the State of New York.

     12.7. Persons Benefitting. This Agreement shall be binding upon and inure
           -------------------
to the benefit of the Company and the Warrant Agent, and their respective successors, assigns, beneficiaries, executors and administrators, and the Holders from time to time of the Warrants. Nothing in this Agreement is intended or shall be construed to confer upon any Person, other than the Company, the Warrant Agent and the Holders of the Warrants, any right, remedy or claim under or by reason of this Agreement or any part hereof.

     12.8. Counterparts. This Agreement may be executed in any number of
           ------------
counterparts, each of which shall be deemed an original, but all of which together constitute one and the same instrument.

     12.9. Amendments. The Company may, without the consent of the Holders of
           ----------
the Warrants, by supplemental agreement or otherwise, make any changes or corrections in this Agreement that it shall have been advised by counsel (a) are required to cure any ambiguity or to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein or (b) add to the covenants and agreements of the Company for the benefit of the Holders, or surrender any rights or power reserved to or conferred upon the Company in this Agreement; provided, that, in each case, such changes or
                           --------
corrections shall not adversely affect the interests of the Holders in any material respect. The Warrant Agent shall join with the Company in the execution and delivery of any such supplemental agreements unless it affects the Warrant Agent's own rights, duties or immunities hereunder, in which case the Warrant Agent may, but shall not be required to, join in such execution and delivery.

     12.10. Headings.  The descriptive headings of the several Sections of this
            --------
Agreement are inserted for convenience and shall not control or affect the meaning or construction of any of the provisions hereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.

                        PHP HEALTHCARE CORPORATION


                        By    /s/ Anthony M. Picini
                           --------------------------------
                              Name: Anthony M. Picini
                              Title:  Executive Vice President and
                                        Chief Financial Officer


                        FIRST TRUST OF NEW YORK,
                        NATIONAL ASSOCIATION, as
                        Warrant Agent


                        By    /s/ Frank J. Gillhaus, Jr.
                           ----------------------------------------
                              Name:  Frank J. Gillhaus, Jr.
                              Title:  Vice President